CODE OF ETHICS AND PERSONAL TRADING GUIDELINES

                      MORGAN STANLEY INVESTMENT MANAGEMENT


                           Effective December 15, 2006

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Table of Contents 1




I.       INTRODUCTION.............................................................................................3
         A.       General.........................................................................................3
         B.       Standards of Business Conduct...................................................................3
         C.       Overview of Code Requirements...................................................................4
         D.       Definitions.....................................................................................4
         E.       Grounds for Disqualification from Employment....................................................8
         F.       Other Policies and Procedures...................................................................9

II.      PRE-CLEARANCE REQUIREMENTS...............................................................................9
         A.       Employee Securities Accounts....................................................................9
         B.       Personal Trading...............................................................................12
         C.       Other Pre-Clearance Requirements...............................................................17

III.     REPORTING REQUIREMENTS..................................................................................17
         A.       Initial Holdings and Brokerage Account(s) Reports and Certification............................17
         B.       Quarterly Transactions Report..................................................................18
         C.       Annual Holdings Report and Certification of Compliance.........................................19

IV.      OUTSIDE ACTIVITIES AND PRIVATE PLACEMENTS...............................................................19
         A.       Approval to Engage in an Outside Activity......................................................19
         B.       Approval to Invest in a Private Placement......................................................20
         C.       Approval Process...............................................................................20
         D.       Client Investment into Private Placement.......................................................20

V.       POLITICAL CONTRIBUTIONS.................................................................................20

VI.      GIFTS AND ENTERTAINMENT.................................................................................21

VII.     CONSULTANTS AND TEMPORARY EMPLOYEES.....................................................................21

VIII.    REVIEW, INTERPRETATIONS AND EXCEPTIONS..................................................................22

IX.      ENFORCEMENT AND SANCTIONS...............................................................................22



I.

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INTRODUCTION 2

A.       General

                  The Morgan Stanley Investment Management ("MSIM") Code of Ethics (the "Code") is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and outside activities as an MSIM employee. It is very important for you to read the "Definitions" section below to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers. You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered Person, as defined below, when amendments are made, and annually.

B.       Standards of Business Conduct

                  MSIM seeks to comply with the Federal securities laws and regulations applicable to its business. This Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM employee as they relate to your personal securities transactions.

                    o Fiduciary Duties.

                    As an MSIM employee, you owe a fiduciary duty to MSIM's Clients. This means that in every decision relating to personal investments, you must recognize the needs and interests of Clients and place those ahead of any personal interest or interest of the Firm.

                    o Personal Securities Transactions and Relationship to MSIM's Clients.

                    MSIM generally prohibits you from engaging in personal trading in a manner that would distract you from your daily responsibilities. MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading. You are cautioned that short-term strategies may attract a higher level of regulatory and other scrutiny. Excessive or inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.

                  If you become aware that you or someone else may have violated any aspect of this Code, you must report the suspected violation to Compliance immediately.


C.       Overview of Code Requirements

                  Compliance with the Code is a matter of understanding its basic requirements and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:

Activity                           Code Requirements
--------                           -----------------
Employee Securities Account(s)     -Pre-clearance, Reporting
Personal Trading                   -Pre-clearance, Holding Period, Reporting
Participating in an Outside Activity -Pre-clearance, Reporting
Investing in a Private Placement   -Pre-clearance, Reporting
Political Contributions            -Pre-clearance, Reporting
Gifts and Entertainment            -Reporting

                  You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with Compliance if you have any questions.

D.       Definitions

                  These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code. They are an integral part of the Code and a proper understanding of them is essential. Please refer back to these Definitions as you read the Code.

                    o "Client" means and includes shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.

                    o "Compliance" means your local Compliance group (New York, London, Singapore, Tokyo and Mumbai).

                    o "Consultant" means a non-employee of MSIM who falls under the definition of a Covered Person.


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                    o    "Covered Persons"3 means and includes:

                    >>   All MSIM employees;

                    >>   All directors, officers and partners of MSIM;

                    >> Any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client's purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic (such as certain consultants, leased workers or temporary employees).

                    >> Any personnel with responsibilities related to MSIM or who support MSIM as a business and have frequent interaction with Covered Persons or Investment Personnel as determined by Compliance (e.g., IT, Internal Audit, Legal, Compliance, Corporate Services and Human Resources).

          The definition of "Covered Person" may vary by location. Please contact Compliance if you have any question as to your status as a Covered Person.

                    >> Any other persons falling within such definition under Rule 17j-1 of the Company Act or Rule 204A-1 under the Advisers Act and such other persons that may be so deemed by Compliance from time to time.

                    o "Covered Securities" includes generally all equity or debt securities, including derivatives of securities (such as options, warrants and ADRs), futures, commodities, securities indices, exchange-traded funds, open-end mutual funds for which MSIM acts as adviser or sub-adviser, closed-end funds, corporate and municipal bonds and similar instruments, but do not include "Exempt Securities," as defined below. Please refer to Schedule A for application of the Code to various security types.

                    o "Employees" means MSIM employees. For purposes of this Code, all Employees are considered Covered Persons.

                    o "Employee Securities Account" is any account in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of holding Covered Securities, as defined below. This includes accounts owned by you and: >> accounts of your spouse or domestic partner;

                    >> accounts of your children or other relatives of you or your spouse or domestic partner who reside in the same household as you and to whom you contribute substantial financial support (e.g., a child in college that is claimed as a dependent on your income tax return or who receives health benefits through you);

                    >>   accounts  where  you  obtain   benefits   substantially
                         equivalent to ownership of securities;

                    >> accounts that you or the persons described above could be expected to influence or control, such as:

                    |X| joint accounts;

                    |X| family accounts;

                    |X| retirement accounts ;

                    |X| corporate accounts;

                    |X| trust accounts for which you act as trustee where you have the power to effect investment decisions or that you otherwise guide or influence;

                    |X| arrangements similar to trust accounts that benefit you directly;

                    |X|  accounts for which you act as custodian; and

                    |X|  partnership accounts.

                    o    "Exempt Securities" are securities that are not subject
                         to   the    pre-clearance,    holding   and   reporting
                         requirements of the Code, such as:

                    |X| Bankers' acceptances, bank certificates of deposit and commercial paper;

                    |X| High quality short-term debt instruments, including repurchase agreements (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization);

                    |X|  Direct obligations of the U.S. Government4;

                    |X|  Shares held in money market funds;

                    |X| Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser; and

                    |X| Open-end mutual funds for which MSIM does not act as adviser or sub-adviser.


          Please refer to Schedule A for application of the Code to various security types.

                    o    "Firm" means Morgan Stanley, MSIM's parent company.

                    o    "Investment Personnel" means and includes:

                    |X| Employees in the Global Equity, Global Fixed Income and Alternative Investments Groups, including portfolio managers, traders, research analysts, support staff, etc., and any other Covered Person who obtains or has access to information concerning investment recommendations made to any Client; and

                    |X| Any persons designated as Investment Personnel by Compliance.


                    o "IPO" means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

                    o    "Morgan   Stanley   Broker"   means   a   broker-dealer
                         affiliated with Morgan Stanley.

                    o "Morgan Stanley Investment Management" or "MSIM" means the companies and businesses comprising Morgan Stanley's Investment Management Division. See Schedule B.

                    o "Mutual Funds" includes all open-end mutual funds and similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan, but do not include shares of open-end money market mutual funds (unless otherwise directed by Compliance).

                    o "Outside Activity" means any organized or business activity conducted outside of MSIM. This includes, but is not limited to, participation on a board of a charitable organization, part-time employment or formation of a limited partnership.

                    o "Portfolio Managers" are Employees who are primarily responsible for the day-to-day management of a Client portfolio.

                    o "Private Placement" means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, please consult with Compliance).

                    o "Proprietary or Sub-advised Mutual Fund" means any open-end Mutual Fund for which MSIM acts as investment adviser or sub-adviser.

                    o "Research Analysts" are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any Client portfolio.

                    o "Senior Loan Employee" means any MSIM employee who has knowledge of, or has access to, investment decisions of any MSIM senior loan fund.

                    o    "Unit   Investment   Trust(s)"   or  "UIT(s)"   include
                         registered trusts in which a fixed, unmanaged portfolio of securities is purchased.

E.       Grounds for Disqualification from Employment

                  Pursuant to the terms of Section 9 of the Advisers Act, no director, officer or employee of MSIM may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee:


               >> within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

               >> is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

                  You are obligated to report any conviction or injunction described here to Compliance immediately.

F.       Other Policies and Procedures

                  In addition to this Code, you are also subject to the Morgan Stanley Investment Management Compliance Manuals and the Morgan Stanley Code of Conduct.

               Please contact Compliance for additional policies applicable in your region.

II. PRE-CLEARANCE REQUIREMENTS

A.       Employee Securities Accounts

                  Generally, you must maintain all Employee Securities Accounts that may invest in Covered Securities at a Morgan Stanley Broker. Situations in non-U.S. offices may vary. New Employees must transfer, at their expense, their Employee Securities Account(s) to a Morgan Stanley Broker as soon as practical (generally within 30 days of becoming a Covered Person). Failure to do so will be considered a significant violation of this Code.

                    o    Process for Opening a Morgan Stanley Brokerage Account.

                           In order to open an account at a Morgan Stanley Broker, you are required to pre-clear the account by submitting a completed and signed copy of the Account Pre-Approval Form to Compliance. See Schedule C. This approval process is necessary to enable Compliance to initiate the automated reporting of your account information and activity. You are responsible for reporting your Morgan Stanley Brokerage account number to Compliance as soon as it becomes available. The process in non-U.S. offices may vary.

                    o    Non-Morgan Stanley Accounts by Special Permission only.

                           Exceptions to the requirement to maintain Employee Securities Accounts at a Morgan Stanley Broker are rare and will be granted only with the prior written approval of Compliance. If your request is approved, you will be required to ensure that duplicate confirmations and statements are sent to Compliance. Situations in non-U.S. offices may vary.

                           If you maintain an outside account without appropriate approval, you must immediately disclose this to Compliance.

                    o    Individual  Savings  Accounts  (for  employees  of MSIM
                         Ltd.)

                           MSIM Ltd. employees are permitted to establish ISAs with outside managers but details may require pre-clearance. The degree of reporting that will be required will depend on the type of ISA held. Fully discretionary managed ISAs (i.e. an independent manager makes the investment decisions) may be established and maintained without the prior approval of Compliance, provided that you exercise no influence or control on stock selection or other investment decisions. Once an ISA is established, details must be disclosed via the Firm's Outside Business Interests system "OBI". Non-discretionary ISAs (including single company ISAs) where an employee makes investment decisions may only be established and maintained if pre-clearance from Compliance is sought, duplicate statements are supplied to Compliance and the Code of Ethics quarterly and annual reporting requirements are met.

                    o    Mutual Fund Accounts

                           You may open an account for the purchase of Proprietary or Sub-advised Mutual Funds, such as an account directly with a fund transfer agent, if a completed and signed copy of an Account Pre-Approval Form and is submitted to Compliance for approval. See Schedule C. If approved, and if the account is held outside of Morgan Stanley (i.e. for Sub-advised Funds), duplicate confirmations of all transactions and statements must be sent to Compliance.

                           Please note that you may open a Mutual Fund-only account (i.e. accounts at Vanguard or Fidelity which may not hold any Covered Security) without prior approval from Compliance.

                    o    Discretionary Managed Accounts.

                           You may open a fully discretionary managed account ("Discretionary Managed Account") at Morgan Stanley if the account meets the standards set forth below. In certain circumstances and with the prior written approval of Compliance, you may appoint non-Morgan Stanley managers (e.g., trust companies, banks or registered investment advisers) to manage your account.

                           In order to establish a Discretionary Managed Account, you must grant to the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

                           To open a Discretionary Managed Account, you must submit the Account Pre-Approval Form to Compliance, along with the required documentation (i.e. the advisory agreement or contract with the manager). See Schedule C. If it is managed by a non-Morgan Stanley manager, you must designate duplicate copies of trade confirmations and statements to be sent to Compliance. To the extent that you direct trades in a Discretionary Managed Account for tax purposes, you must obtain pre-clearance for each of these transactions from Compliance.

                    o    Issuer Purchase Plans.

                           You may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, or "DRIP," by notifying your local Compliance group and by pre-clearing the initial purchase of shares. See Schedule C. You must also report holdings annually to Compliance.

                    o Other Morgan Stanley Accounts: Employee Stock Purchase Plan (ESPP) Employee Stock Ownership Plan (ESOP) Employee Incentive Compensation Plan (EICP) Morgan Stanley 401(k) (401(k)).

                           You do not have to pre-clear participation in the Morgan Stanley ESPP, ESOP, EICP or 401(k) Plan with Compliance. However, you must disclose participation in any of these plans (quarterly, upon initial participation, and on annual certifications).

                    NOTE:PARTICIPATION IN A NON-MORGAN STANLEY 401(k) PLAN OR SIMILAR ACCOUNT THAT PERMITS YOU TO TRADE COVERED SECURITIES MUST BE PRE-APPROVED BY COMPLIANCE.

                    o    Investment Clubs

                           You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.

                    o    529 Plans

                    You do not have to pre-clear participation in a 529 Plan with Compliance.

B.       Personal Trading

                  You are required to obtain pre-clearance of personal securities transactions in Covered Securities, other than transactions in Proprietary or Sub-advised Mutual Funds. Exempt Securities do not require pre-clearance. Please see the Securities Transaction Matrix attached as Schedule A for additional information about when pre-clearance is or may not be required.

                    o    Initiating a Transaction.5

                           Pre-clearance must be obtained by entering the trade request into the Trade Pre-Clearance System by typing "TPC" into your internet browser. For regions without access to TPC, please complete the Personal Securities Transaction Approval Form and submit it to Compliance. See Schedule C. Once Compliance has performed the necessary checks, Compliance will notify you promptly regarding your request.

                    o    Pre-Clearance Valid for One Day Only.

                           If your request is approved, such approval is valid only for the day it is granted. Any transaction not completed on that day will require a new approval. This means that open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. 6

                    o    Holding Requirement and Repurchase Limitations

                           Proprietary or Sub-advised Mutual Funds
                           You may not redeem or exchange Proprietary Mutual Funds (i.e., Morgan Stanley or Van Kampen funds) until at least 60 calendar days from the purchase trade date.

                           Sub-advised Mutual Funds are not subject to a holding period but do carry a reporting requirement, as detailed below.

                           All other Covered Securities
                           You may not sell a Covered Security until you have held it for at least 30 days.

                           If you sell a Covered Security, you may not repurchase the same security for at least 30 days.

                           MSAITM Employees. In case of selling equity and equity-linked notes, Covered Persons at MSAITM must hold such instruments for at least six months; however, Compliance may grant an exception if the instruments are held for at least 30 calendar days from the date of purchase. This includes transactions in MS stock.

                    o Restrictions and Requirements for Portfolio Managers and Investment Personnel.

                           Blackout Period. No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives) by a Portfolio Manager for a period of seven calendar days before or seven calendar days after the Portfolio Manager purchases or sells the security on behalf of a Client. A Portfolio Manager may request an exception from the blackout period if the Covered Security was traded for an index fund or index portfolio.

                           In addition, Investment Personnel who have knowledge of a Portfolio Manager's trading activity are subject to the same blackout period.

                           Investment Personnel must also obtain an additional signature from their manager prior to pre-clearance.

                           UITs. Investment Personnel involved in determining the composition of a UIT portfolio, or who have knowledge of the composition of a UIT portfolio prior to deposit, are considered Portfolio Managers and may not buy or sell a Covered Security within seven calendar days before or seven calendar days after such Covered Security is included in the initial deposit of a UIT portfolio.

                           Closed-End Funds. Portfolio Managers are permitted to purchase closed-end funds that they manage and that are not traded on an exchange with prior approval from Compliance.

                    o    Restrictions for Research Analysts

                           Research Analysts may not own or trade any Covered Security for which he or she provides research coverage. If a Research Analyst commences research coverage for a Covered Security that he or she already owns, the Research Analyst may be asked to sell the Covered Security to avoid any potential or actual conflict of interest.

                    o    Restrictions for Senior Loan Employees

                           Senior Loan Employees may not purchase any Covered Security issued by any company that has a loan or loans held in any senior loan fund.

                           As a reminder, Senior Loan Employees are also subject to the MSIM Senior Loan Firewall Procedures.

                    o    Transactions in Morgan Stanley (MS) Stock

                           You may only transact in MS stock during designated window periods. If you are purchasing or selling MS stock through a brokerage account, you must pre-clear the transaction through Compliance. All other holding and reporting requirements for Covered Securities also apply.

                           For MSAITM employees, as noted above, a six-month holding period applies.

                           You do not have to pre-clear transactions in MS stock sold out of your EICP, ESOP, ESPP or 401(k) Plan.

                           Additional Restrictions for "Access Persons." Morgan Stanley imposes additional restrictions on selling MS stock for Access Persons, defined as:

                    >> Morgan Stanley and Van Kampen Management Committee members;

                    >>   Managing   Directors  (and  other  employees  with  the
                         highest title in a business or infrastructure unit, e.g., Executive Vice President); and

                    >> Certain other employees who are considered to be Access Persons because of their job functions. (Global Compliance will contact you on a quarterly basis if you fall into this category.)

                           Firm policy requires Access Persons to hold a position in MS stock for a minimum of six months in their employee and employee-related accounts. Shares acquired as part of equity-based compensation are exempt from this holding period requirement. In addition, Access Persons may not transact in the common stock or options of Goldman Sachs, Merrill Lynch or Lehman Brothers, except during a window period. Additionally, employees may never buy or sell MS stock if in possession of material, non-public information regarding Morgan Stanley.

                    o    Trading Derivatives

                           You may not trade forward contracts, physical commodities and related derivatives, currencies, over-the-counter warrants or swaps. In addition, you may not trade futures under this Code.

                           The following is a list of permitted options trading:

                           Call Options.

                           Listed Call Options. You may purchase a listed call option only if the call option has a period to expiration of at least 30 days from the date of purchase and you hold the call option for at least 30 days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 days.

                           Covered Calls. You may also sell (or "write") a call option only if you have held the underlying security (in the corresponding quantity) for at least 30 days.

                           Put Options.

                           Listed Put Options. You may purchase a listed put option only if the put option has a period to expiration of at least 30 days from the date of purchase and you hold the put option for at least 30 days prior to sale. If you purchase a put option on a security you already own, you may only exercise the put once you have held the underlying security for 30 days.

                           Selling Puts.  You may not sell ("write") a put.

                           Please note that you must obtain pre-clearance to exercise an option as well as to purchase or sell an option.

                    o    Other Restrictions

                           IPOs and New Issues. Consistent with the Code of Conduct, you and your Employee Securities Account(s) are prohibited from acquiring any equity security in an IPO.

                           Please note that this restriction applies to your immediate family as well, regardless of whether the accounts used to purchase IPOs are considered Employee Securities Accounts.

                           Purchases of new issue debt are permitted, provided such purchases are pre-cleared and meet other relevant requirements of the Code.

                           Open Client Orders. Personal trade requests will be denied if there is an open order for any Client in the same security or related security. Exemptions are granted if the Covered Security is being purchased or sold for a passively-managed index fund or index portfolio.

                    ShortSales. You may not engage in short selling of Covered Securities.

                    Restricted List. You may not transact in Covered  Securities that appear on the


                    Firmwide  Restricted   List.   Compliance   will  check  the
                         Restricted List as part of its pre-clearance process.

                    o    Other Criteria Considered in Pre-Clearance

                           In spite of adhering to the requirements specified throughout this Section, Compliance, in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in its sole discretion without being required to specify any reason for the refusal.

                    o    Reversal and Disgorgement

                           Any transaction that is prohibited by this Section may be required to be reversed and any profits (or any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Client during the enumerated period) will be subject to disgorgement at the discretion of Compliance. Please see the Code Section regarding Enforcement and Sanctions below.

C.       Other Pre-Clearance Requirements

          Please note that the following activities also require pre-clearance under the Code:

          o    Outside   Activities

          o    Investments in Private Placements

          o    Political Contributions

         Please refer to the Sections below for more details on the additional Code requirements regarding these activities.

III.     REPORTING REQUIREMENTS

A.       Initial Holdings and Brokerage Account(s) Reports and Certification

                  When you begin employment with MSIM or you otherwise become a Covered Person, you must provide an Initial Listing of Securities Holdings and Brokerage Accounts Report to Compliance no later than 10 days after you become a Covered Person. The information must not be more than 45 days old from the day you became a Covered Person and must include:

                    >> the title and type, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of any Covered Security;

                    >> the name of any broker-dealer, bank or financial institution where you hold an Employee Securities Account;

                    >>   any Outside Activities; and

                    >>   the date you submitted the Initial Holdings Report.

                    o    Certification

                           All new Covered Persons will receive training on the principles and procedures of the Code. As a Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code. See Schedule C.
B.       Quarterly Transactions Report

                  You must submit a Quarterly Transaction Report no later than 10 calendar days after the end of each calendar quarter to Compliance. The report must contain the following information about each transaction involving a Covered Security:

                    >> the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of any Covered Security;

                    >> the nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition);

                    >> the price of the security at which the transaction was effected;

                    >> the name of the broker-dealer or bank with or through which the transaction was effected; and

                    >>   the date you submitted the Quarterly Report.

                    o    Exceptions

                           You do not have to submit a Quarterly Transactions Report if it would duplicate information in broker trade confirmations or account statements Compliance already receives or may access, such as Morgan Stanley brokerage accounts pre-approved by Compliance, direct accounts for the purchase of Proprietary Mutual Funds and employee-benefit related accounts (i.e. Morgan Stanley 401(k), ESPP, ESOP, and
                           EICP). For non-Morgan Stanley confirmations and account statements, Compliance must receive this information no later than 30 days after the end of the applicable calendar quarter.

                           A reminder to complete the Quarterly Transaction Report will be provided to you by Compliance at the end of each calendar quarter. See Schedule C.

C.       Annual Holdings Report and Certification of Compliance

                  Annually, you must report holdings and transactions in Covered Securities by completing the Annual Holdings Report and Certification of Compliance, which includes the following information:

                    >> a listing of your current Morgan Stanley brokerage account(s);

                    >> a listing of all securities beneficially owned by you in these account(s);

                    >>   all  your  approved   Outside   Activities,   including
                         non-Morgan   Stanley   brokerage   accounts,    Private
                         Placements and Outside Activities; and

                    >>   all  other  investments  you  hold  outside  of  Morgan
                         Stanley   (such  as  DRIPs,   other   401(k)s  and  any
                         securities held in certificate form).

                  The information must not be more than 45 days old on the day you submit the information to Compliance. You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code. The Report must be submitted within 30 days after the end of each year.
                  The link to the Annual Holdings Report and Certification of Compliance will be provided to you by Compliance within the first week of each calendar year. See Schedule C.

IV.      OUTSIDE ACTIVITIES AND PRIVATE PLACEMENTS

A.       Approval to Engage in an Outside Activity

                  You may not engage in any Outside Activity, regardless of whether or not you receive compensation, without prior approval from Compliance. If you receive approval, it is your responsibility to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of the Outside Activity.

                  Examples of an Outside Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated with the Firm, whether or not related to the financial services industry (including charitable organizations or activities for which you do not receive compensation). Generally, you will not be approved for any Outside Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not competitive with those of the Firm.

                  A request to serve on the board of any company, especially the board of a public company, will be granted in very limited instances only. If you receive an approval, your directorship will be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.

B.       Approval to Invest in a Private Placement

                  You may not invest in a Private Placement of any kind without prior approval from Compliance. Private Placements include investments in privately held corporations, limited partnerships, tax shelter programs and hedge funds (including those sponsored by Morgan Stanley or its affiliates).

C.       Approval Process

                  You may request pre-clearance of Outside Activities and Private Placements by using the web-based Outside Business Interest (OBI) system, which can be found under Quick Links on the Legal and Compliance Division portal. You must complete the Form, (including obtaining your supervisor's signature), before you submit the request to Compliance.

D.       Client Investment into Private Placement

                  If you have a personal position in an issuer through a Private Placement, you must contact Compliance immediately if you are involved in considering any subsequent investment decision on behalf of a Client regarding any security of that issuer or its affiliate. In these instances, the relevant Chief Investment Officer will make an independent determination of the final investment decision and document the same, with a copy to Compliance.

V.       POLITICAL CONTRIBUTIONS

         Morgan Stanley places certain restrictions and obligations on its employees in connection with their political contributions and solicitation activities. Morgan Stanley's Policy on U.S. Political Contributions and Activities (the "Policy") is designed to permit Employees, Morgan Stanley and the Morgan Stanley Political Action Committee to pursue legitimate political activities and to make political contributions to the extent permitted under applicable regulations. The Policy prohibits any political contributions, whether in cash or in kind, to state or local officials or candidates in the United States that are intended or may appear to influence the awarding of municipal finance business to Morgan Stanley or the retention of that business.

         You are required to obtain pre-clearance from Compliance prior to making any political contribution to or participating in any political solicitation activity on behalf of a U.S. federal, state or local political candidate, official, party or organization by completing a Political Contributions Pre-Clearance Form. See Schedule C.

         Restricted Persons, as defined in the Policy, and certain executive officers are required to report to Compliance, on a quarterly basis, all state and local political contributions. Compliance will distribute disclosure forms to the relevant individuals each quarter. The information included on these forms will be used by Morgan Stanley to ensure compliance with the Policy and with any applicable rules, regulations and requirements. In addition, as required by applicable rules, Morgan Stanley will disclose to the appropriate regulators on a quarterly basis any reported political contributions by Restricted Persons.

         Violations of this Policy can have serious implications on Morgan Stanley's ability to do business in certain jurisdictions. Contact Compliance if you have any questions.

VI.      GIFTS AND ENTERTAINMENT

         Morgan Stanley's Code of Conduct sets forth specific conditions under which employees and their family members may accept or give gifts or entertainment. In general, employees and their families may not accept or give gifts or special favors (other than an occasional non-cash gift of nominal value) from or to any person or organization with which Morgan Stanley has a current or potential business relationship. Please contact Compliance for your region's Gifts and Entertainment policy.

VII.     CONSULTANTS AND TEMPORARY EMPLOYEES

         Consultants and other temporary employees who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM (i.e. any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client's purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic) must adhere to the following Code provisions:

                    >>   Reporting on an initial, quarterly and annual basis;

                    >>   Duplicate   confirmations   and   statements   sent  to
                         Compliance for transactions in any Covered Security;

                    >>   Restriction from participating in any IPOs;

                    >> Pre-clearance of any Outside Activities and Private Placements.

         Only consultants or temporary employees hired for more than one year are required to transfer any brokerage accounts to Morgan Stanley.

VIII.    REVIEW, INTERPRETATIONS AND EXCEPTIONS

         Compliance is responsible for administering the Code and reviewing your Initial, Quarterly and Annual Reports. Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved. Compliance will grant exceptions only in rare and unusual circumstances, such as financial hardship. You must contact Compliance with any questions regarding the applicability, meaning or administration of the Code, including requests for an exception, in advance of any contemplated transaction.

IX.      ENFORCEMENT AND SANCTIONS

         All violations of this Code must be reported to the Chief Compliance Officer and on a quarterly basis to senior management and the applicable funds' board of directors. MSIM may impose sanctions as appropriate, including notifying the Covered Person's manager, issuing a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment. The following is a schedule of sanctions for failure to abide by the requirements of the Code. Violations are considered on a cumulative basis.

         These sanctions are intended to be guidelines only. Compliance, in its discretion, may recommend imposition of more severe sanctions if deemed warranted by the facts and circumstances of each violation. Senior management at MSIM, including the Chief Compliance Officer, are authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

         Sanctions may vary based on regulatory concerns in your jurisdiction.

           ------------------------------------------------------- ---------------------------------------------------
                                 Violation                                              Sanction
           ------------------------------------------------------- ---------------------------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
           Failing to complete documentation or meet  reporting    1st Offense      Letter of Warning

           requirements (i.e. Annual Certification or Code of
           Ethics acknowledgement; provision of statements and confirms) in a timely manner

           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd Offense      Violation Letter plus
                                                                                    $200 Fine
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                                    Violation Letter and
                                                                   3rd Offense      $300 Fine plus 3-month trading
                                                                                    ban
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
           Failing  to  obtain   authorization  for  a  trade  or  1st Offense      Letter of Warning; possible
                                                                                    reversal of trade with any
           trading on day after  pre-clearance  is granted  for a                   profits donated to charity
           personal securities transaction
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd


Offense Violation Letter; possible reversal of trade with any profits donated to charity plus a fine representing 5% of net trade amount donated to charity



           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   3rd

     Offense Violation Letter; possible reversal of trade with any profits donated to charity and a fine representing 5% of net trade amount donated to charity plus a 3-month trading ban



           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
           Trading  within 30 day  holding  period (6 months  for  1st Offense      Letter of Warning; mandatory

           MSAITM) or trading MS stock outside designated window reversal of trade with any periods profits donated to charity
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd
                                                                                    Offense
                                                                                    Violation
                                                                                    Letter;
                                                                                    mandatory
                                                                                    reversal
                                                                                    of
                                                                                    trade
                                                                                    with
                                                                                    any
                                                                                    profits
                                                                                    donated
                                                                                    to
                                                                                    charity
                                                                                    plus
                                                                                    a
                                                                                    fine
                                                                                    representing
                                                                                    5%
                                                                                    of
                                                                                    net
                                                                                    trade
                                                                                    amount
                                                                                    donated
                                                                                    to
                                                                                    charity
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                                    Violation Letter; mandatory
                                                                                    reversal of trade with any
                                                                                    profits donated to charity and a
                                                                   3rd
                                                                                    Offense
                                                                                    fine
                                                                                    representing
                                                                                    5%
                                                                                    of
                                                                                    net
                                                                                    trade
                                                                                    amount
                                                                                    donated
                                                                                    to
                                                                                    charity,
                                                                                    plus
                                                                                    a
                                                                                    3-month
                                                                                    trading
                                                                                    ban.
           ------------------------------------------------------- ---------------- ----------------------------------

           ------------------------------------------------------- ---------------------------------------------------
                                 Violation                                              Sanction
           ------------------------------------------------------- ---------------------------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
           Failing to get outside brokerage account approved       1st Offense      Letter of Warning; account moved
                                                                                    to a MS Broker immediately
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd Offense      Violation Letter; account moved
                                                                                    to a MS Broker immediately, plus
                                                                                    $200 fine
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                                    Violation Letter; account moved
                                                                   3rd Offense      to a MS Broker immediately, plus
                                                                                    $300 fine
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   1st Offense      Letter of Warning; possible
           Failing  to  get  an  Outside   Activity   or  Private                   termination of OBI
           Placement pre-approved)

           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd Offense      Violation Letter; possible
                                                                                    termination of OBI plus $200 fine
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   3rd Offense      Violation Letter; termination of
                                                                                    OBI plus $300 fine
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
           Trading in seven day blackout period                    1st Offense      Letter of Warning; reversal of
                                                                                    trade with any profits donated
           or purchasing an IPO                                                     to charity

           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   2nd
                                                                                    Offense
                                                                                    Violation
                                                                                    Letter,
                                                                                    reversal
                                                                                    of
                                                                                    trade
                                                                                    with
                                                                                    any
                                                                                    profits
                                                                                    donated
                                                                                    to
                                                                                    charity,
                                                                                    plus
                                                                                    a
                                                                                    fine
                                                                                    representing
                                                                                    5%
                                                                                    of
                                                                                    net
                                                                                    trade
                                                                                    amount
                                                                                    donated
                                                                                    to
                                                                                    charity
                                                                                    and
                                                                                    a
                                                                                    ban
                                                                                    from
                                                                                    trading
                                                                                    for
                                                                                    three
                                                                                    months
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------- ----------------------------------
                                                                   3rd
                                                                                    Offense
                                                                                    Violation
                                                                                    Letter,
                                                                                    reversal
                                                                                    of
                                                                                    trade
                                                                                    with
                                                                                    any
                                                                                    profits
                                                                                    donated
                                                                                    to
                                                                                    charity,
                                                                                    a
                                                                                    fine
                                                                                    representing
                                                                                    5%
                                                                                    of
                                                                                    net
                                                                                    trade
                                                                                    amount
                                                                                    donated
                                                                                    to
                                                                                    charity
                                                                                    and
                                                                                    a
                                                                                    ban
                                                                                    from
                                                                                    trading
                                                                                    for
                                                                                    six
                                                                                    months
           ------------------------------------------------------- ---------------- ----------------------------------
           ------------------------------------------------------- ---------------------------------------------------
           Front                                                   running
                                                                   (trading
                                                                   ahead of a
                                                                   Client) Each
                                                                   case to be
                                                                   considered on
                                                                   its merits.
                                                                   Possible
                                                                   termination
                                                                   and reporting
                                                                   to regulatory
                                                                   authorities.
           ------------------------------------------------------- ---------------------------------------------------
           ------------------------------------------------------- ---------------------------------------------------
                                                                   Each case to
                                                                   be considered on its merits.
                                                                   Insider trading (trading on material
                                                                   non-public Possible termination
                                                                   and reporting to regulatory information) authorities.
           ------------------------------------------------------- ---------------------------------------------------



                                SCHEDULE A
                          SECURITIES TRANSACTION MATRIX

----------------------------------------------------- -------------------------- -------------------------- -----------------------
                  TYPE OF SECURITY                     Pre-Clearance Required            Reporting                   Holding
                                                                                         Required                   Required
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
                 Covered Securities

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Pooled Investment Vehicles:
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Closed-End Funds                                                 Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Open-End  Mutual Funds  advised or  sub-advised  by              No                         Yes                        Yes
                                    ----------------
MSIM
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Unit Investment Trusts                                           No                         Yes                        No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Exchange Traded Funds (ETFs)                                     Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Equities:
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
MS Stock7                                                        Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Common Stocks                                                    Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
ADRs                                                             Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
DRIPs8                                                           Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Stock Splits                                                     No                         Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Rights                                                           Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Stock Dividend                                                   No                         Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Warrants (Exercised)                                             Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Preferred Stock                                                  Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Initial Public Offerings (equity IPOs)                                                  PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Hedge Funds                                                      Yes                        Yes                        No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Derivatives
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
MS (stock options)                                               Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Common Stock Options                                             Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Forward Contracts                                                                       PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Commodities                                                                             PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Currencies                                                                              PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -----------------------------------------------------------------------------
OTC warrants or swaps                                                                   PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Futures                                                                                 PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------

----------------------------------------------------- -------------------------- -------------------------- -----------------------






----------------------------------------------------- -------------------------- -------------------------- -----------------------
Fixed Income Instruments:
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Fannie Mae                                                       Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Freddie Mac                                                      Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Corporate Bonds                                                  Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Convertible Bonds (converted)                                    Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Municipal Bonds                                                  Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
New Issues (fixed income)                                        Yes                        Yes                        Yes
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Private Placements (e.g. limited partnerships)                   Yes                        Yes                        N/A
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Outside Activities                                               Yes                        Yes                        N/A
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -----------------------------------------------------------------------------
Investment Clubs                                                                        PROHIBITED
----------------------------------------------------- -----------------------------------------------------------------------------



----------------------------------------------------- -------------------------- -------------------------- -----------------------
                 Exempt Securities

----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Mutual Funds (open-end) not advised or sub-advised               No                         No                         No
by MSIM
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
US Treasury9                                                     No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
CDs                                                              No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Money Markets                                                    No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
GNMA                                                             No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Commercial Paper                                                 No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
Bankers' Acceptances                                             No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------
----------------------------------------------------- -------------------------- -------------------------- -----------------------
High Quality Short-Term Debt Instruments10                       No                         No                         No
----------------------------------------------------- -------------------------- -------------------------- -----------------------



                                    SCHEDULE B

                                 MSIM AFFILIATES

Registered Investment Advisers
Morgan Stanley Investment Advisors Inc.
Morgan Stanley Investment Management Inc.
Morgan Stanley AIP GP LP
Morgan Stanley Alternative Investment Partners LP Private Investment Partners, Inc. Morgan Stanley Hedge Fund Partners GP LP Morgan Stanley Hedge Fund Partners LP Van Kampen Asset Management Van Kampen Advisors Inc.

Morgan Stanley Investment Management Limited (London)
Morgan Stanley Investment Management Company         (Singapore)
Morgan Stanley Asset & Investment Trust Management Co., Limited (Tokyo) Morgan Stanley Investment Management Private Limited (Mumbai)*

Registered Investment Advisers Private Equity
---------------------------------------------
Early Adopter Fund Manager, Inc.
Morgan Stanley Capital Partners III, Inc.
Morgan Stanley Global Emerging Markets, Inc.
Morgan Stanley Leveraged Equity Fund II, Inc.
MSDW Capital Partners IV, Inc.
MSDW Venture Partners IV Inc.
Morgan Stanley Private Equity Asia, Inc.
MSVP 2002, Inc.
Morgan Stanley Venture Capital III, Inc.
Morgan Stanley Private Equity Asia, Inc.
Morgan Stanley Private Equity Asia III, Inc.
Morgan Stanley Infrastructure Fund Inc.

Broker-Dealers
Morgan Stanley Distributors Inc.
Morgan Stanley Distribution Inc.

Transfer Agents
Morgan Stanley Services Company Inc.
Morgan Stanley Trust Co.
Van Kampen Investments, Inc.
Van Kampen Funds Inc.
Van Kampen Trust Company
Van Kampen Investor Services Inc.




*Not registered with the Securities and Exchange Commission.

                                   SCHEDULE C

                              CODE OF ETHICS FORMS
                     Procedures in non-U.S. offices may vary


Account Opening Forms
Brokerage
Mutual Funds
Discretionary Managed Accounts
Dividend Reinvestment Plan (DRIPs) (As per the Code of Ethics, you must only pre-clear the initial purchase in a DRIP Plan)

Transaction Pre-Clearance
Trade Pre-Clearance System          ........
--------------------------
Outside Business Interest System (Outside Activities and Private Placements) Political Contributions

Reporting Forms
Initial Holdings Report (Please contact your local Compliance group) Quarterly Transactions Report
Annual Holdings Report and Certification of Compliance (Please contact your local Compliance group)

Certification
Initial Certification (Please contact your local Compliance group) Certification of Amended Code
Annual Certification










1 Previous versions: August 16, 2002, February 24, 2004, June 15, 2004, December 31, 2004.

2 This Code is intended to fulfill MSIM's requirements under Rule 204A-1 of the Investment Advisers Act of 1940 (Advisers Act) and Rule 17j-1 under the Investment Company Act of 1940 (Company Act). Please note that there is a separate Fund Code for each of the Morgan Stanley and Van Kampen fund families.

3 The term "Access Person" is no longer used in this Code in order to avoid confusion with the Morgan Stanley Code of Conduct.

4 Includes securities that are backed by the full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries, and equivalent securities issued by non-U.S. governments.

5    Will change once pre-clearance is automated.

6 In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.

7    Employees may only transact in MS stock during designated window periods.

8 Automatic purchases for dividend reinvestment plan are not subject to pre-approval requirements.

9    For international offices, the equivalent shares in fixed income securities
     issued  by  the   government  of  their   respective   jurisdiction   (i.e.
     international government debt).

10 For which these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization.